FREE WRITING PROSPECTUS	Filed Pursuant to Rule 433
Dated November 4, 2014	Registration No. 333-190561
Registration No. 333-190561-01

$1B ALLY MASTER OWNER TRUST 2014-5

JT-BOOKS: Barclays (str), Credit Suisse, RBC

CO-MGRS: BMO, BNS, CIBC, Lloyds, Natixis

Cls	$AMT(MM)	S&P/FITCH	WAL	E.FNL	L.FNL	BMK+SPD	YLD	COUPON	PRICE
A-1	$225.000	AAA/AAA	2.93	10/17	10/19	1mL +49		1ML+49	100.00000
A-2	$775.000	AAA/AAA	2.93	10/17	10/19	IntS+49	1.606%	1.60%	99.99813

TICKER: AMOT 2014-5	EXPECTED RATINGS: S&P/FITCH
EXPECTED SETTLE: 11/12/14	ERISA ELIGIBLE: YES
FIRST PAY DATE: 12/15/14	BILL & DELIVER: BARCLAYS
EXPECTED PRICING: PRICED	MIN DEMOM: 1K X 1K
REGISTRATION: SEC-REG	CUSIPS: A-1 02005AEQ7
A-2 02005AER5

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.